Exhibit 99.4

B. Riley Financial Announces Proposed Public Offering of Common Stock

Proceeds Expected To Be Used Toward Acquisition of United Online, Inc.

Los Angeles, May 4, 2016—B. Riley Financial, Inc. (B. Riley; Nasdaq: RILY), a diversified provider of financial and business advisory services, announced today that it intends to offer and sell, subject to market and other conditions, up to $20 million of shares of its common stock in a public offering pursuant to an effective shelf registration statement. Significant participation in the offering from B. Riley’s management and directors is expected, subject to any required approvals. B. Riley expects to grant the underwriter an option to sell up to an additional $3 million of shares of common stock.

In connection with the offering, B. Riley & Co., LLC, a wholly-owned broker dealer subsidiary of B. Riley, is acting as the underwriter on a best efforts basis. B. Riley expects to use the net proceeds from the offering to partially fund the cash consideration payable to the stockholders of United Online, Inc. (UOL) in connection with its proposed acquisition of UOL announced today. To the extent that the net proceeds are not applied to the UOL acquisition, B. Riley intends to use them for general corporate purposes, including the acquisition of or investment in other businesses, services and technologies and other general corporate expenses.

A shelf registration statement relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (SEC) and is effective. Information about the offering is available in the preliminary prospectus supplement to be filed with the SEC. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Copies of the preliminary prospectus supplement and accompanying prospectus have been filed with the Securities and Exchange Commission and may be obtained by contacting: B. Riley Financial, Inc., 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California 91367, Attention: Investor Relations, telephone (818) 884-3737.

About B, Riley Financial, Inc.

B. Riley Financial, Inc. provides collaborative financial services and solutions through a number of its subsidiaries. B. Riley & Co., LLC is a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients. Great American Group, LLC is a leading provider of advisory and valuation services, and asset disposition and auction solutions to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms. B. Riley Capital Management, LLC is an SEC registered Investment Advisor, which includes B. Riley Asset Management, a provider of investment products to institutional and high net worth investors, and B. Riley Wealth Management (formerly MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and Great American Capital Partners, LLC, a provider of senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies. B. Riley Financial is headquartered in Los Angeles with offices in New York, Boston, Chicago, Charlotte, Dallas, San Francisco and other cities throughout the United States and Europe.

Notice Regarding Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, B. Riley’s business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to B. Riley and speak only as of the date on which they are made. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including B. Riley’s plans, objectives, expectations and intentions and other factors set forth in the sections entitled “Risk Factors” in B. Riley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Risk factors that could cause actual results to differ from those contained in the forward-looking statements include but are not limited to risks related to: the ability to complete the proposed acquisition, including obtaining the approval of UOL’s stockholders; the ability to achieve expected cost savings or other acquisition benefits, in each case within expected time frames or at all; volatility in B. Riley’s revenues and results of operations; changing conditions in the financial markets; B. Riley’s ability to generate sufficient revenues to achieve and maintain profitability; the short term nature of B. Riley’s engagements; the accuracy of B. Riley’s estimates and valuations of inventory or assets in “guarantee” based engagements; competition in the asset management business; potential losses related to B. Riley’s auction or liquidation engagements; B. Riley’s dependence on communications, information and other systems and third parties; potential losses related to purchase transactions in B. Riley’s auction and liquidations business; the potential loss of financial institution clients; potential losses from or illiquidity of B. Riley’s proprietary investments; changing economic and market conditions; potential liability and harm to B. Riley’s reputation if B. Riley were to provide an inaccurate appraisal or valuation; potential mark-downs in inventory in connection with purchase transactions; failure to successfully compete in any of B. Riley’s segments; loss of key personnel; B. Riley’s ability to borrow under B. Riley’s credit facilities as necessary; failure to comply with the terms of B. Riley’s credit agreements; and B. Riley’s ability to meet future capital requirements. B. Riley undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

rily@liolios.com